EXHIBIT 99.1
Caladrius Biosciences Updates Status of Receipt of Funds for a Portion of Previously Announced Private Placement
BASKING RIDGE, N.J., Jan. 6, 2017 (GLOBE NEWSWIRE) -- Caladrius Biosciences, Inc. (NASDAQ:CLBS) (“Caladrius” or the “Company”), a cell therapy company combining a select therapeutic development pipeline with an industry-leading development and manufacturing services provider (PCT), announced today that $6 million from a single investor in a previously announced private placement, targeted to be received in the fourth quarter of 2016, has yet to be received.
In September 2016, Caladrius entered into securities purchase agreements with multiple investors to raise $25 million in common equity, of which $21 million was pursuant to private placements. The investors participating in the private placements were expected to invest pro rata in two tranches as follows: (i) $12.6 million to be received on or about September 19, 2016, of which $6.6 million was timely received (as the Company previously disclosed in its Quarterly Report on Form 10-Q for the quarter ending September 30, 2016, the remaining $6.0 million due from a single investor was expected to be received during the fourth quarter of 2016); and (ii) $8.4 million (of which $4 million is attributed to the aforementioned single investor) upon the enrollment of 70 patients in the Company’s Phase 2 Sanford Project: T-Rex Study clinical trial for CLBS03 and the satisfaction of other customary closing conditions. As of today, the aforementioned $6.0 million of funds have not been received from this single investor.  The Company has continued to remain in dialogue with this investor and has received assurances that the transfer of capital will be forthcoming. The investor has indicated to Company management that the payment will be made as soon as certain unexpected financial administrative obstacles in Asia, the locale from which the funds are to be drawn, have been overcome. There can be no assurance, however, that the payment will be received by any specific date, if at all.
About Caladrius Biosciences
Caladrius Biosciences, Inc. is a cell therapy development company with cell therapy products in development based on multiple technology platforms and targeting autoimmune and cardiology indications. The company’s subsidiary, PCT, is a leading development and manufacturing partner exclusively focused on the cell therapy industry and has served over 100 clients since 1999. PCT provides a wide range of innovative services including product and process development, GMP manufacturing, engineering and automation, cell and tissue processing, logistics, storage and distribution, as well as expert consulting and regulatory support. For more information on Caladrius please visit www.caladrius.com and for more information on PCT please visit www.pctcaladrius.com.
Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Such forward-looking statements include, without limitation, statements with respect to the completion, timing and size of the offering, the expected proceeds from the offering and the anticipated use of the proceeds from the offering.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.
Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Reports on Forms 10-K and 10-Qs for the year ended December 31, 2015 and the quarters ended June 30, 2016 and September 30, 2016. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts:
Investors:
LHA
Anne Marie Fields
Senior Vice President
Phone: +1-212-838-3777
Email: afields@lhai.com

Media:
Caladrius Biosciences, Inc.
Eric Powers
Director, Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@caladrius.com